Exhibit 10.1

EXECUTION VERSION

AMENDMENT NO. 1 TO CREDIT AGREEMENT

This AMENDMENT NO. 1 TO CREDIT AGREEMENT, dated as of February 15, 2018 (this “Amendment”), is entered into among XEROX CORPORATION (the “Borrower”), certain Lenders signatory hereto, CITIBANK, N.A., as administrative agent (in such capacity, the “Agent”) under the Amended and Restated Credit Agreement, dated as of August 9, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”), among the Borrower, the subsidiary borrowers and guarantors from time to time party thereto, the Lenders from time to time party thereto and the Agent.

In consideration of the mutual execution hereof and other good and valuable consideration, the parties hereto hereby agree as follows:

1. Defined Terms. Capitalized terms which are defined in the Credit Agreement and not otherwise defined herein have the meanings given in the Credit Agreement.

2. Amendment.

Effective on the Amendment Effective Date (as defined below), the Credit Agreement shall be amended as follows:

(a) Section 1.01 of the Credit Agreement is hereby amended inserting the following definitions in the appropriate alphabetical order:

“Company Subscription” means the issuance by the Company to Fujifilm of a number of shares of common stock representing 50.1% of the equity of the Company immediately following such issuance pursuant to the Company Subscription Agreement.

“Company Subscription Agreement” means that certain Share Subscription Agreement dated as of January 31, 2018 between the Company and Fujifilm (as amended and in effect from time to time).

“Consolidated Current Liabilities” means, on any date, the consolidated current liabilities (other than the short-term portion of any long term Debt of the Company or any Subsidiary) of the Company and the Subsidiaries, as such amounts would appear on a consolidated balance sheet of the Company prepared as of such date in accordance with GAAP.

“Consolidated Intangible Assets” means, on any date, the consolidated intangible assets of the Company and the Subsidiaries, as such amounts would appear on a consolidated balance sheet of the Company prepared in accordance with GAAP. As used herein, “intangible assets” means the value (net of any applicable reserves) as shown on such balance sheet of (i) all patents, patent rights, trademarks, trademark registrations, servicemarks, trade names, business names, brand names, copyrights, designs (and all reissues, divisions, continuations and extensions thereof), or any right to any of the foregoing, (ii) goodwill, and (iii) all other intangible assets.

“Consolidated Net Tangible Assets” means, on any date, the excess of Consolidated Total Assets over the sum of (i) Consolidated Current Liabilities and (ii) Consolidated Intangible Assets.

“Consolidated Total Assets” means, on any date, the consolidated total assets of the Company and the Subsidiaries, as such amounts would appear on a consolidated balance sheet of the Company prepared as of such date in accordance with GAAP.

“Fujifilm” means FUJIFILM Holdings Corporation, a Japanese company.

“Fuji Xerox Lead Arrangers” means Citibank and Morgan Stanley Senior Funding, Inc.

“Fuji Xerox Redemption” means the redemption by Fuji Xerox of all of the shares of Fuji Xerox held by Fujifilm immediately prior to the Fuji Xerox Closing Date pursuant to the Fuji Xerox Redemption Agreement.

“Fuji Xerox Redemption Agreement” means that certain Redemption Agreement dated as of January 31, 2018 among Fuji Xerox, Fujifilm and the Company (as amended and in effect from time to time).

“Fuji Xerox Closing Date” means the date on which the Fuji Xerox Redemption is consummated pursuant to the Fuji Xerox Redemption Agreement and the date on which the Company Subscription is consummated pursuant to the Company Subscription Agreement.

“Loan Documents” means this Agreement, including without limitation, schedules and exhibits hereto, and any agreements entered into by any Loan Party with or in favor of the Agent and/or the Lenders in connection with this Agreement, including any promissory notes delivered pursuant to Section 2.16 and any amendments, modifications or supplements thereto or waivers thereof.

“Loan Party” means the Company, the other Borrowers and the Guarantors.

“Permitted Holder” means Fujifilm and any Subsidiary thereof.

“Special Dividend” means the dividend in an aggregate amount of not less than $2,500,000,000 paid by the Company to its existing shareholders in connection with the Fuji Xerox Redemption and the Company Subscription.

(b) The Credit Agreement is hereby amended to modify Section 2.18 to read as follows:

SECTION 2.18. Increase in the Revolving Credit Commitments. (a) The Company may, at any time but in any event not more than twice in any calendar year prior to the Termination Date, by notice to the Agent, request that the aggregate amount of the Revolving Credit Commitments be increased by an amount of $50,000,000 or an integral multiple of $5,000,000 in excess thereof (each a “Commitment Increase”) to be effective as of a date that is at least 90 days prior to the scheduled Termination Date then in effect (the “Increase Date”) as specified in the related notice to the Agent; provided, however that (i) in no event shall the aggregate amount of the Revolving Credit Commitments at any time exceed $2,550,000,000 and (ii) on the date of any request by the Company for a Commitment Increase and on the related Increase Date the applicable conditions set forth in Article III shall be satisfied. The Company may, in its sole discretion, offer any such Commitment Increase to one or more existing Lenders or one or more Eligible Assignee (provided that the Revolving Credit Commitment of each such Eligible Assignee shall be in an amount of $10,000,000 or an integral multiple of $1,000,000 in excess thereof).

(b) The notice provided by the Company to the Agent pursuant to clause (a) above shall include (i) the proposed amount of such requested Commitment Increase, (ii) the proposed Increase Date and (iii) the identity of each existing Lender and each Eligible Assignee to whom the Company proposes any portion of such Commitment Increase be allocated and the amounts of such allocations (provided that any existing Lender approached to provide all or a portion of the increased or new Commitments may elect or decline, in its sole discretion, to provide such increased or new Commitment) and (iv) the date (which shall be earlier than the Increase Date) by which such existing Lenders and such Eligible Assignees must commit to an increase in the amount of their respective Revolving Credit Commitments (the “Commitment Date”). Each existing Lender that is approached to participate in such requested Commitment Increase (if any) (each an “Increasing Lender”) and each Eligible Assignee that accepts an offer to participate in a requested Commitment Increase in accordance with Section 2.18(a) (if any) (each such Eligible Assignee, an “Assuming Lender”) shall, in its sole discretion, give written notice to the Agent on or prior to the Commitment Date of the amount by which it is willing to increase its Revolving Credit Commitment or provide a new Commitment, as applicable (and any failure by any such Lender or Eligible Assignee, as applicable, to respond to such request for a Commitment Increase shall be deemed to be a rejection by such Lender or Eligible Assignee, as applicable, of such request).

(c) [Reserved].

(d) On each Increase Date, each Assuming Lender shall become a Lender party to this Agreement as of such Increase Date and the Revolving Credit Commitment of each Increasing Lender for such requested Commitment Increase shall be so increased by such amount as of such Increase Date; provided, however, that the Agent shall have received on or before such Increase Date the following, each dated such date:

(i) opinions of counsel for the Company (one of which may be in-house counsel), in substantially the forms of Exhibit E-1 and Exhibit E-2 hereto;

(ii) an assumption agreement from each Assuming Lender, if any, in form and substance reasonably satisfactory to the Company and the Agent (each an “Assumption Agreement”), duly executed by such Eligible Assignee, the Agent and the Company; and

(iii) confirmation from each Increasing Lender of the increase in the amount of its Revolving Credit Commitment in a writing reasonably satisfactory to the Company and the Agent.

On each Increase Date, upon fulfillment of the conditions set forth in the immediately preceding sentence of this Section 2.18(d), the Agent shall notify the Lenders (including, without limitation, each Assuming Lender) and the Company, on or before 1:00 P.M. (New York City time), by telecopier, of the occurrence of the Commitment Increase to be effected on such Increase Date and shall record in the Register the relevant information with respect to each Increasing Lender and each Assuming Lender on such date. Each Increasing Lender and each Assuming Lender shall, before 2:00 P.M. (New York City time) on the Increase Date, purchase that portion of outstanding Advances of the other Lenders or take such other actions as the Agent may determine to be necessary to cause the Advances to be funded and held on a pro rata basis by the Lenders in accordance with their Ratable Shares.

(c) The Credit Agreement is hereby amended to modify Section 5.02(a)(v) to read as follows:

SECTION 5.02(a)(v): (A) any Lien existing on any property before the acquisition thereof by the Company or any Subsidiary of the Company, and Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any Subsidiary of the Company or becomes a Material Subsidiary of the Company; provided that such Liens were not created in contemplation of such merger, consolidation or acquisition and do not extend to any assets other than those of the Person so merged into or consolidated with the Company or such Subsidiary or acquired by the Company or such Subsidiary and (B) any Lien securing Debt permitted by Section 5.02(c)(v)(B) solely to the extent such Liens extend to assets of Fuji Xerox and its Subsidiaries;

(d) The Credit Agreement is hereby amended to modify Section 5.02(c)(v) to read as follows:

SECTION 5.02(c)(v): (A) Debt secured by Liens permitted under Section 5.02(a)(v) and Debt existing at the time any Person (other than Fuji Xerox and any Subsidiary thereof) is merged into or consolidated with the Company or any Subsidiary of the Company or becomes a Subsidiary of the Company and (B) Debt of Fuji Xerox and its Subsidiaries in an aggregate principal amount outstanding from time to time not to exceed the Yen equivalent of $1,000,000,000;

(e) The Credit Agreement is hereby amended to modify Section 5.02(c)(viii) to read as follows:

SECTION 5.02(c)(viii): other Debt which, together with Debt secured by Liens permitted under Section 5.02(a)(vi) above, does not exceed (without duplication) at the time such Debt is incurred an aggregate principal amount outstanding from time to time of the greater of $750,000,000 and 7.5% of Consolidated Net Tangible Assets as of the most recent fiscal quarter end for which financial statements of the Company have been delivered pursuant to Section 5.01(i)(i) or (ii);

(f) The Credit Agreement is hereby amended to add a new clause 5.02(c)(xv) to read as follows:

SECTION 5.02(c)(xv): Debt incurred by Fuji Xerox to finance the Fuji Xerox Redemption in an aggregate amount not to exceed the Yen equivalent of $6,100,000,000; provided that such Debt shall be repaid in full and all obligations under the loan agreement governing such Debt shall be terminated on or prior to the date that is 1 Business Day (or such later date as shall be agreed by the Fuji Xerox Lead Arrangers in their sole discretion) following the consummation of the Fuji Xerox Redemption;

(g) The Credit Agreement is hereby amended to modify Section 5.03(a) to read as follows:

SECTION 5.03(a). Leverage Ratio. Maintain a ratio of Debt for Borrowed Money as of the end of such Fiscal Quarter to Consolidated EBITDA for the period of four Fiscal Quarters then ended of not greater than 4.25:1; provided that, until the earlier of (A) the Fuji Xerox Closing Date and (B) the date on which the Fuji Xerox Redemption Agreement or the Company Subscription Agreement terminates or expires, any Debt in the form of debt securities incurred by the Company to finance the Special Dividend shall be disregarded for the purpose of determining compliance with this Section 5.03(a) to the extent that, and so long as, the cash proceeds of such Debt are either held in escrow on customary terms or are held by the Company as unrestricted cash or cash equivalents.

(h) The Credit Agreement is hereby amended to modify Section 6.01(g) to read as follows:

SECTION 6.01(g). (i) Any Person (other than any Permitted Holder) or two or more Persons (other than Permitted Holders) acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934), directly or indirectly, of Voting Stock of the Company (or other securities convertible into such Voting Stock) representing 35% or more of the combined voting power of all Voting Stock of the Company; or (ii) during any period of up to 24 consecutive months, commencing after the date of this Agreement, individuals who at the beginning of such 24-month period were directors of the Company, together with individuals who were either (x) elected by a majority of the remaining members of the board of directors of the Company, (y) nominated for election by a majority of the remaining members of the board of directors of the Company or (z) appointed by directors so nominated, shall cease for any reason to constitute a majority of the board of directors of the Company; provided that, for the avoidance of doubt, in no event shall the Company Subscription pursuant to the Company Subscription Agreement constitute an Event of Default under this Section 6.01(g); or

3. Effectiveness. This Amendment will become effective upon the date on which the following conditions precedent are first satisfied (the “Amendment Effective Date”):

(a) The Agent shall have received from the Borrower and from the Required Lenders an executed counterpart of this Amendment (or photocopies thereof sent by fax, .pdf or other electronic means, each of which shall be enforceable with the same effect as a signed original).

(b) The Agent shall have received a certificate, dated the Amendment Effective Date and signed by a Responsible Officer of the Borrower, confirming (i) the representations and warranties of the Borrower set forth in this Amendment shall be true and correct in all material respects on and as of the Amendment Effective Date except (x) to the extent that such representations and warranties refer to an earlier date, in which case they were true in all material respects as of such earlier date or (y) to the extent that such representations and warranties are qualified as to materiality or Material Adverse Effect, in which case such representations and warranties shall be true in all respects and (ii) no Default shall have occurred and be continuing as of the Amendment Effective Date.

(c) The Agent shall have received all fees and other amounts due and payable on or prior to the Amendment Effective Date, including, to the extent invoiced one (1) Business Day prior to the Amendment Effective Date, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower under the Credit Agreement.

(d) The Agent shall have received the following, each of which shall be originals or telecopies (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the Borrower, each dated the Amendment Effective Date (or, in the case of certificates of governmental officials, a recent date before the Amendment Effective Date) and each in form and substance reasonably satisfactory to the Agent and each of the Lenders:

i. such certificates or resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party;

ii. such documents and certifications as the Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and that each loan party is validly existing and in good standing in its jurisdiction of organization; and

iii. receipt prior to the Amendment Effective Date of all information required to be obtained by each Lender and the Agent pursuant to the Patriot Act.

4. Representations and Warranties. The Borrower represents and warrants, as of the date hereof, that, after giving effect to the provisions of this Amendment:

(a) It has taken all necessary action to authorize the execution, delivery and performance of this Amendment.

(b) This Amendment has been duly executed and delivered by the Borrower and constitutes the Borrower’s legal, valid and binding obligation, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

(c) No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by the Borrower of this Amendment.

(d) Each of the representations and warranties made by the Borrower in Article IV of the Credit Agreement is true in all material respects on and as of the date hereof as if made on and as of the date hereof, except (i) to the extent that such representations and warranties refer to an earlier date, in which case they were true in all material respects as of such earlier date or (ii) to the extent that such representations and warranties are qualified as to materiality or Material Adverse Effect, in which case such representations and warranties shall be true in all respects.

(e) No Default has occurred and is continuing.

(f) The obligations under the Credit Agreement are not reduced or modified by this Amendment and are not subject to any offsets, defenses or counterclaims.

5. Reaffirmation of Obligations. The Credit Agreement and each of the other Loan Documents, as specifically amended by this Amendment, are and shall continue to be in full force and effect and the Borrower hereby ratifies the Credit Agreement and each other Loan Document to which the Borrower is a party and acknowledges and reaffirms (a) that it is bound by all terms of the Credit Agreement and the other Loan Documents applicable to it and (b) that it is responsible for the observance and full performance of its obligations.

6. Loan Document. This Amendment shall constitute a Loan Document under the terms of the Credit Agreement.

7. Entirety. This Amendment, together with the other Loan Documents, embody the entire agreement among the parties hereto and supersede all prior agreements and understandings, oral or written, if any, relating to the subject matter hereof.

8. Continuing Effect of the Credit Agreement. This Amendment is limited solely to the matters expressly set forth herein. Subject to the express terms of this Amendment, the Credit Agreement remains in full force and effect, and the Borrower and the Lenders acknowledge and agree that all of their obligations hereunder and under the Credit Agreement shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment except to the extent specified herein. Upon the effectiveness of this Amendment, each reference in the Credit Agreement and in any exhibits attached thereto to “this Agreement”, “hereunder”, “hereof”, “herein” or words of similar import shall mean and be a reference to the Credit Agreement after giving effect hereto.

9. No Actions, Claims, Etc. As of the date hereof, the Borrower hereby acknowledges and confirms that it has no knowledge of any actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, against the Agent, the Lenders, or the Agent’s or the Lenders’ respective officers, employees, representatives, agents, counsel or directors arising from any action by such Persons, or failure of such Persons to act under the Credit Agreement on or prior to the date hereof.

10. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

11. No Waivers. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Agent under any of the loan documents, nor constitute a waiver of any provision of any of the loan documents.

12. Miscellaneous. The provisions of Sections 9.04 (Costs and Expenses) (except clause (c) thereof); 9.06 (Binding Effect); 9.08 (Confidentiality); 9.10 (Governing Law); 9.11 (Execution in Counterparts); 9.13 (Jurisdiction, Etc.); 9.18 (No Fiduciary Duties) and 9.20 (Waiver of Jury Trial) of the Credit Agreement shall apply with like effect to this Amendment.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

XEROX CORPORATION, a New York corporation

By:	/s/ Robert Birkenholz
Name: Robert Birkenholz
Title: Vice President and Treasurer

[Signature Page to Amendment No. 1 to Xerox Credit Agreement]

CITIBANK, N.A., as Agent and as a Lender

By:	/s/ Susan M. Olsen
Name: Susan M. Olsen
Title: Vice President

[Signature Page to Amendment No. 1 to Xerox Credit Agreement]

JPMorgan Chase Bank, N.A. as a Lender

By:	/s/ Tasvir Hasan
Name: Tasvir Hasan
Title: Executive Director

[Signature Page to Amendment No. 1 to Xerox Credit Agreement]

Bank of America, N.A.
as a Lender

By:	/s/ Irene Bertozzi Bartenstein
Name: Irene Bertozzi Bartenstein
Title: Director

[Signature Page to Amendment No. 1 to Xerox Credit Agreement]

BNP PARIBAS
as a Lender

By:	/s/ Brendan Heneghan
Name: Brendan Heneghan
Title: Director

By:	/s/ Karim Remtoula
Name: Karim Remtoula
Title: Vice President

[Signature Page to Amendment No. 1 to Xerox Credit Agreement]

MIZUHO BANK, LTD.
as a Lender

By:	/s/ Daniel Guevara
Name: DANIEL GUEVARA
Title: AUTHORIZED SIGNATORY

[Signature Page to Amendment No. 1 to Xerox Credit Agreement]

The Bank of Toyko-Mitsubishi UFJ, Ltd.
as a Lender

By:	/s/ Lillian Kim
Name: Lillian Kim
Title: Director

[for Lenders requiring two signature blocks]

By:
Name:
Title:

[Signature Page to Amendment No. 1 to Xerox Credit Agreement]

GOLDMAN SACHS BANK USA
as a Lender

By:	/s/ Ryan Durkin
Name: Ryan Durkin
Title: Authorized Signatory

[Signature Page to Amendment No. 1 to Xerox Credit Agreement]

WELLS FARGO BANK, NATIONAL
ASSOCIATION as a Lender

By:	/s/ Karen H. McClain
Name: Karen H. McClain
Title: Managing Director

[Signature Page to Amendment No. 1 to Xerox Credit Agreement]

PNC Bank, National Association as a Lender

By:	/s/ Michael Richards
Name: Michael Richards
Title: SVP & Managing Director

[Signature Page to Amendment No. 1 to Xerox Credit Agreement]

THE BANK OF NOVA SCOTIA
as a Lender

By:	/s/ Diane Emanuel
Name: Diane Emanuel
Title: Managing Director

[Signature Page to Amendment No. 1 to Xerox Credit Agreement]

SUNTRUST BANK as a Lender

By:	/s/ Jared Cohen
Name: Jared Cohen
Title: Vice President

[Signature Page to Amendment No. 1 to Xerox Credit Agreement]

CREDIT AGRICOLE CORPORATE AND
INVESTMENT BANK as a Lender

By:	/s/ Gordon Yip
Name: Gordon Yip
Title: Director

By:	/s/ Mark Koneval
Name: Mark Koneval
Title: Managing Director

[Signature Page to Amendment No. 1 to Xerox Credit Agreement]

THE BANK OF NEW YORK MELLON as a Lender

By:	/s/ Thomas J. Tarasovich, Jr.
Name: Thomas J. Tarasovich, Jr.
Title: Vice President

[Signature Page to Amendment No. 1 to Xerox Credit Agreement]

U.S. Bank National Association as a Lender

By:	/s/ Paul F. Johnson
Name: Paul F. Johnson
Title: Vice President

[Signature Page to Amendment No. 1 to Xerox Credit Agreement]